UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DECEMBER 26, 2025
Date of Report (date of earliest event reported)

Copper Property CTL Pass Through Trust
(Exact name of registrant as specified in its charter)

New York	000-56236	85-6822811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Second Street, Suite 206
Jersey City, NJ	07311-4056
(Address of Principal Executive Offices)	(Zip Code)

(201) 839-2200
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Copper Property CTL Pass Through Trust (the “Trust”) announced today that its previously announced Purchase and Sale Agreement (the “Agreement”) with an affiliate of Onyx Partners, Ltd. of Boston, MA (the “Buyer”) (as amended, the “Agreement”) for the sale of the Trust’s portfolio of remaining properties terminated in accordance with its terms on December 26, 2025.

The Trust satisfied all of its conditions for closing and the Buyer failed to close the transaction as required. The transaction therefore terminated in accordance with the terms of the Agreement. Notwithstanding this, the Buyer claims that the Trust breached the Agreement and has sued the Trust for specific performance under the Agreement or in the alternative for damages. The Trust believes it has strong defenses to these claims and intends to aggressively contest the Buyer’s lawsuit. The Trust is evaluating all of its legal rights against the Buyer and other parties and intends to pursue all claims, counterclaims and other remedies to protect the Trust’s interests and the interests of its certificateholders.

The Trust is in possession of $2 million of the total $5 million the Buyer’s deposit under the Agreement. The Trust is seeking the remaining $3 million of the deposit from the escrow agent. The Buyer has disputed the Trust’s right to the $3 million. The $2 million will be distributed to Trust certificateholders of record on January 9, 2026 as part of the Trust’s next monthly cash distribution.

The Trust expects to terminate its previously announced marketing process, following which it believes a breadth of alternatives exist for its remaining portfolio, including interest among potential buyers for the whole portfolio, sub-portfolios and individual properties, financing transactions, other strategic alternatives or a combination thereof. The Trust plans to pursue its review of these strategic alternatives in early 2026, while continuing to operate in accordance with its trust agreement.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the proposed sale of properties, the expected timing of the transaction, and the anticipated distribution of proceeds. These statements are based on the Trust’s current expectations, assumptions, estimates, and projections, and involve risks and uncertainties that could cause actual results to differ materially. For more information, please refer to the Trust’s filings with the SEC. The Trust undertakes no obligation to update any forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPPER PROPERTY CTL PASS THROUGH TRUST
	By:	/s/ Larry Finger
Larry Finger
Principal Financial Officer
Date: December 29, 2025